Exhibit 13

April 26, 2021

CONFIDENTIAL

40 North Management LLC
9 West 57th Street, 47th Floor
New York, NY 10019
Attention: David S. Winter and David J. Millstone

Ladies and Gentlemen:

Reference is made to the letter agreement dated February 1, 2021 (the “NDA”) by and among 40 North Management LLC (“40 North”) and the entities listed following the signature of 40 North on the signature pages thereof (including 40 North and, collectively and individually, the “40 North Group” or “you”) and W. R. Grace & Co. (the “Company,” and collectively with you, the “Parties”), as amended. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the NDA.

Pursuant to Section 19 of the NDA, the Parties hereby desire and agree to amend the NDA, and the NDA is hereby amended as follows:

1.                  Standard Industries Holdings Inc.; Gibraltar Parent Holdings LLC; Gibraltar Midco Holdings LLC; Gibraltar Acquisition Holdings LLC; and Gibraltar Merger Sub Inc. shall be deemed to be included in the defined term “40 North Group” and in the defined term “you.”

2.                  The first sentence of Section 12 of the NDA is hereby amended to read as follows: “Pre-Approved Financing Sources” means the financing sources approved by the Company on February 1, 2021.

3.                  Section 23(a) of the NDA is hereby amended by replacing the words “(ii) in the case of the 40 North Group, the Pre-Approved Financing Sources to whom you have provided Confidential Information or Transaction Information, and (iii) only from and after such time as the Company consents in writing, which consent shall not be unreasonably withheld, conditioned or delayed, potential sources of debt or equity financing to you or your affiliates” with “(ii) in the case of the 40 North Group, potential sources of debt and/or equity financing to whom you have provided Confidential Information or Transaction Information”.

Sections 21, 22, 26 and 28 of the NDA are incorporated by reference in this amendment, mutatis mutandis.

Except as otherwise expressly set forth herein, the NDA will remain unchanged and continue in full force and effect. In the event of any conflict between the terms and conditions of the NDA and the terms and conditions of this amendment, the terms and conditions of this amendment will govern and control.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this amendment, which will constitute our agreement with respect to the matters set forth herein.

Very truly yours,

W. R. GRACE & CO.

By:	/s/ Hudson La Force
Name:	Hudson La Force
Title:	President and Chief Executive Officer

[Signature Page to NDA Amendment #2]

Acknowledged and agreed to as of the date first written above:

40 NORTH MANAGEMENT LLC

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Principal

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Principal

40 NORTH GP III LLC

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Principal

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Principal

40 NORTH LATITUDE MASTER FUND LTD.

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Director

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Director

[Signature Page to NDA Amendment #2]

40 NORTH LATITUDE FUND LP

By 40 North GP III LLC, its General Partner

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Principal

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Principal

[Signature Page to NDA Amendment #2]